Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our report dated August 11, 2020, relating to the financial statements and financial highlights Fidelity Municipal Income 2021 Fund, Fidelity Municipal Income 2023 Fund, and Fidelity Municipal Income 2025 Fund, and our report dated August 13, 2020 relating to the financial statements and financial highlights of Fidelity Mid Cap Growth Index Fund and Fidelity Mid Cap Value Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Report on Form N-CSR of Fidelity Salem Street Trust for the year ended June 30, 2020, including the Fidelity Mid Cap Growth Index Fund, Fidelity Mid Cap Value Index Fund for the period July 11, 2019 (commencement of operations) through June 30, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 20, 2020